UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2023

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado	80234
(Address of principal executive offices)	(Zip Code)

303-684-7660

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	MAXR	New York Stock Exchange Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 3, 2023 (the “Closing Date”), the acquisition of Maxar Technologies Inc., a Delaware corporation (“Maxar”), was completed pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of December 15, 2022 (the “Merger Agreement”), by and among Maxar, Galileo Parent, Inc., a Delaware corporation (“Parent”), Galileo Bidco, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and, solely for the purposes set forth therein, Galileo Topco, Inc., a Delaware corporation and an indirect parent of Parent (“Preferred Equity Issuer”). Parent, Merger Sub and Preferred Equity Issuer are each controlled affiliates of, or funds managed or advised by, Advent International Corporation (“Advent”), and an affiliate of British Columbia Investment Management Corporation (“BCI”) is a minority investor in Preferred Equity Issuer.

Pursuant to the Merger Agreement, Merger Sub merged with and into Maxar (the “Merger”), with Maxar surviving the Merger as the surviving corporation and a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), subject to the terms and conditions of the Merger Agreement, each share of common stock, par value $0.0001 per share, of Maxar (“Maxar Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (a) certain shares of Maxar Common Stock held in the treasury of Maxar or owned, directly or indirectly, by Parent, Merger Sub or any wholly owned subsidiaries of Maxar (in each case, other than any such shares of Maxar Common Stock held in a fiduciary, representative or other capacity on behalf of third parties), in each case immediately prior to the Effective Time and (b) shares of Maxar Common Stock that were issued and outstanding immediately prior to the Effective Time and that were held by any holder who was entitled to demand and properly demanded appraisal of such shares of Maxar Common Stock pursuant to Section 262 of the General Corporation Law of the State of Delaware and did not vote such shares of Maxar Common Stock in favor of the Merger or consent thereto in writing) was automatically converted into the right to receive $53.00 in cash, without interest (the “Merger Consideration”). Additionally, at the Effective Time, each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time was converted into one fully paid, validly issued and nonassessable share of common stock of the surviving corporation, par value $0.01 per share, and such shares constitute the only outstanding shares of capital stock of the surviving corporation as of immediately after the Effective Time.

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding stock appreciation right (“SAR”), restricted stock unit (excluding any restricted stock units granted in 2023 to any individual who was not a non-employee director of Maxar, each such unit, an “RSU”), performance stock unit (“PSU”), deferred stock unit and each restricted stock unit held by non-employee directors of Maxar that was outstanding as of immediately prior to the Effective Time was converted into a right to receive an amount in cash, without interest and subject to deduction for any required withholding tax, equal to the product obtained by multiplying (i) the total number of shares of Maxar Common Stock covered by such award, by (ii) the Merger Consideration, with the aggregate amount of such payment rounded down to the nearest cent (and, in the case of SARs, an amount in cash, without interest and subject to deduction for any required withholding tax, equal to the product obtained by multiplying (1) the total number of shares of Maxar Common Stock covered by such SAR, by (2) the excess, if any, of the Merger Consideration over the applicable exercise price of such SAR) at the Effective Time, with such amounts to be paid to the holder within ten business days of the Effective Time. The number of shares of Maxar Common Stock subject to PSUs equaled (a) for a PSU granted in 2020, 175% of the target number of shares of Maxar Common Stock, (b) for a PSU granted in 2021, 176% of the target number of shares of Maxar Common Stock, and (c) for a PSU granted in 2022, 184% of the target number of shares of Maxar Common Stock. Each equity award that was granted in 2023 (all of which were RSUs) had (I) 33% of the shares subject to such RSU cancelled and converted into a right to receive the Merger Consideration per share, less any applicable withholding taxes, at the Effective Time, to be paid to the holder within ten business days of the Effective Time, and (II) the remaining number of shares covered by such RSU converted into a right to receive a cash award equal to the Merger Consideration per share, without interest and less any applicable withholding taxes, which award shall pay out in two substantially equal installments on January 1, 2024, and January 1, 2025, subject to the holder’s continued employment with Maxar or earlier severance qualifying termination.

Item 1.02	Termination of a Material Definitive Agreement.

As of the Closing Date, Maxar satisfied and discharged (i) the Indenture, dated June 25, 2020, among Maxar, the subsidiary guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee and as collateral agent (the “7.54% Notes Indenture”) and (ii) the Indenture, dated June 14, 2022, among Maxar, the subsidiary guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee and as collateral agent (the “7.75% Notes Indenture,” and together with the 7.54% Notes Indenture, the “Notes Indentures”), after issuing notices of redemption (as amended, supplemented or otherwise modified from time to time thereafter, the “Redemption Notices”) in accordance with the terms of the Notes Indentures and depositing an amount with Wilmington Trust sufficient to redeem all of the (i) 7.54% senior secured notes due 2027 issued pursuant to the 7.54% Notes Indenture (the “7.54% Notes”) and (ii) 7.75% senior secured notes due 2027 issued pursuant to the 7.75% Notes Indenture (the “7.75% Notes,” and together with the 7.54% Notes, the “Notes”), in each case, outstanding on the Closing Date. The Redemption Notices conditioned the redemption of the Notes upon the consummation of the Merger, which occurred on May 3, 2023. Maxar will redeem the Notes in full on May 4, 2023 (the “Redemption Date”) at a redemption price equal to 100.00% of the aggregate principal amount thereof, plus the Applicable Premium (as defined in the applicable Notes Indenture), plus accrued and unpaid interest to, but not including, the Redemption Date.

On the Closing Date, Maxar prepaid in full all amounts, and terminated all commitments, outstanding under its Second Amended and Restated Credit Agreement, dated as of June 14, 2022, among Maxar, the lenders party thereto from time to time and Royal Bank of Canada, as administrative agent and collateral agent (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Following the prepayment and termination, Maxar was released from all obligations and liabilities under the Credit Agreement, including all guarantees and collateral provided thereunder. No early termination penalties were incurred by Maxar as a result of such prepayment and termination.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The description contained under the Introductory Note above is hereby incorporated by reference into this Item 2.01.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Maxar’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 16, 2022 and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The descriptions contained under the Introductory Note, Item 2.01, Item 3.03, Item 5.01 and Item 5.03 of this Current Report on Form 8-K are incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, on May 3, 2023, Maxar notified the New York Stock Exchange (the “NYSE”) that the Merger had closed and requested that the NYSE (1) suspend trading of Maxar Common Stock, (2) remove Maxar Common Stock from listing on the NYSE prior to the open of trading on May 3, 2023, and (3) file with the SEC a notification of delisting of Maxar Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Maxar Common Stock will no longer be listed on the NYSE.

On April 13, 2023, the Toronto Stock Exchange (the “TSX”) conditionally accepted notice of the delisting of Maxar Common Stock from the TSX following the consummation of the Merger. Maxar Common Stock will be delisted from the TSX six trading days following the consummation of the Merger.

Additionally, Maxar intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of Maxar Common Stock under Section 12(g) of the Exchange Act and the suspension of Maxar’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable. Maxar will also make an application with applicable securities regulators in Canada for Maxar to cease to be a reporting issuer in all of the provinces of Canada.

Item 3.03	Material Modification of Rights of Security Holders.

The descriptions contained under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K are incorporated by reference into this Item 3.03.

In connection with the Merger and at the Effective Time, holders of Maxar Common Stock immediately prior to such time ceased to have any rights as stockholders in Maxar (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01	Change in Control of Registrant.

The descriptions contained under the Introductory Note and Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of Maxar occurred. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub was merged with and into Maxar, with Maxar continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Howell M. Estes III, Nick S. Cyprus, Roxanne J. Decyk, Joanne O. Isham, Daniel L. Jablonsky, C. Robert Kehler, Gilman Louie, L. Roger Mason, Jr., Heather A. Wilson, Eric J. Zahler and Eddy Zervigon ceased to be members of the board of directors of Maxar (the “Board”), and any committee thereof, effective as of the Effective Time.

At the Effective Time and in accordance with the Merger Agreement and Maxar’s certificate of incorporation and bylaws, the following directors were appointed to the Board: Stephen Hoffmeister, Abhishek Chauhan and Jason Cawley.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description contained under the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, Maxar’s certificate of incorporation and bylaws were amended and restated in their entirety. The Second Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws of Maxar are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On May 3, 2023, Maxar issued a press release announcing the completion of the Merger. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description of Exhibit
2.1†	Agreement and Plan of Merger, dated as of December 15, 2022, by and among Maxar Technologies Inc., Galileo Parent, Inc., Galileo Bidco, Inc. and, solely for the purposes set forth therein, Galileo Topco, Inc. (incorporated by reference to Exhibit 2.1 to Maxar’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on December 16, 2022).
3.1	Second Amended and Restated Certificate of Incorporation of Maxar Technologies Inc.
3.2	Fourth Amended and Restated Bylaws of Maxar Technologies Inc.
99.1	Press Release of Maxar Technologies Inc., dated as of May 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2023	Maxar Technologies Inc.

	By:	/s/ James C. Lee
		Name:	James C. Lee
		Title:	Senior Vice President, General Counsel and Corporate Secretary